Exhibit 1.2

Territory of the British Virgin Islands

The BVI Business Companies Act

(No. 16 of 2004)

Memorandum and Articles of Association

of

Dogness (International) Corporation

多尼斯 ( 国际 ) 股份有限公司

Incorporated this 11th day of July, 2016

Amended and restated this 10th day of October, 2017

AMS FINANCIAL SERVICES LIMITED

Sea Meadow House, Blackburne Highway

(P.O. Box 116) Road Town, Tortola

British Virgin Islands

Tel: (284) 494-3399; Fax: (284) 494-3041

Email: info@amsfinancial.com

Website: www.amsfinancial.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

Dogness（International）Corporation

多尼斯（国际）股份有限公司

1	COMPANY NAME

1.1	The name of the Company is Dogness（International）Corporation. The Company has a foreign character name in addition to its name. The foreign character name of the Company is 多尼斯（国际）股份有限公司.

1.2	The directors or members may from time to time change the Company's name by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file an application for change of name with the Registrar, and any such change will take effect from the date of the certificate of change of name issued by the Registrar.

1.3	A change of name of the Company shall constitute an amendment of this Memorandum and the Articles and, in the event of a resolution being passed to change the name of the Company, the provisions below in respect of amendments to this Memorandum and the Articles must be complied with.

2	COMPANY LIMITED BY SHARES, LIABILITY OF MEMBERS

2.1	The Company is a company limited by shares.

2.2	The liability of each member is limited to:

2.2.1	the amount from time to time unpaid on that member's shares;

2.2.2	any liability expressly provided for in this Memorandum or the Articles; and

2.2.3	any liability to repay a distribution pursuant to section 58(1) of the Act.

3	REGISTERED OFFICE

3.1	The first registered office of the Company will be situated at AMS Trustees Limited, Sea Meadow House, Blackburne Highway, (P. O. Box 116), Road Town, Tortola, British Virgin Islands.

3.2	The directors or members may from time to time change the Company's registered office by Resolution of Directors or Resolution of Members, provided that the Company's registered office shall at all times be the office of the registered agent. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of change of registered office, and any such change of registered office will take effect from the date of the registration by the Registrar of such notice.

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4	REGISTERED AGENT

4.1	The first registered agent of the Company will be AMS Trustees Limited, Sea Meadow House, Blackburne Highway, (P. O. Box 116), Road Town, Tortola, British Virgin Islands.

4.2	The directors or members may from time to time change the Company's registered agent by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company (meaning the existing registered agent), for the registered agent to file with the Registrar a notice of change of registered agent, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.3	If the existing registered agent does not file such notice on instruction by the directors, the directors shall procure that a notice of change of registered agent is filed with the Registrar by a legal practitioner in the British Virgin Islands acting on behalf of the Company, and any such change of registered agent will take effect from the date of the registration by the Registrar of such notice.

4.4	If at any time the Company does not have a registered agent, a registered agent may be appointed by a Resolution of Directors or Resolution of Members.

5	GENERAL OBJECTS AND POWERS

5.1	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Act or any other law of the British Virgin Islands.

5.2	Without limiting the foregoing, the powers of the Company include the power to do the following:

5.2.1	grant options over unissued shares in the Company and treasury shares;

5.2.2	issue securities that are convertible into shares;

5.2.3	give financial assistance to any person in connection with the acquisition of the Company's own shares;

5.2.4	issue debt obligations of every kind and grant options, warrants and rights to acquire debt obligations;

5.2.5	guarantee a liability or obligation of any person and secure any obligations by mortgage, pledge or other charge, of any of its assets for that purpose; and

5.2.6	protect the assets of the Company for the benefit of the Company, its creditors and its members and, at the discretion of the directors, for any person having a direct or indirect interest in the Company.

6	MAXIMUM NUMBER OF AUTHORISED SHARES

6.1	The Company is authorised to issue a maximum of 100,000,000 shares made up of two classes of US$0.002 par value being 90,931,000 Class A shares and 9,069,000 Class B shares.

6.2	The shares issued of one class or series may be converted to another class or series.

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6.3	The shares may be divided into such number of classes and series of shares as may be determined from time to time by Resolution of Directors or Resolution of Members and until so divided shall comprise one class and series.

6.4	The directors or members may from time to time by Resolution of Directors or Resolution of Members increase or decrease the maximum number of shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below.

7	RIGHTS CONFERRED BY SHARES

7.1	Each Class A share in the Company confers on the holder:

7.1.1	the right to one vote on any Resolution of Members (subject to the rights and restrictions connected to each class of share as set out in Articles);

7.1.2	the right to an equal share in any dividend paid by the Company in accordance with the Act;

7.1.3	the right to an equal share in the distribution of the surplus assets of the Company; and

7.1.4	such other rights and restrictions as set out in the Articles of Association attaching to such shares.

7.2	Each Class B share in the Company confers on the holder:

7.2.1	the right to three votes on any Resolution of Members (subject to the rights and restrictions connected to such class of share as set out in Articles);

7.2.2	the right to an equal share in any dividend paid by the Company in accordance with the Act;

7.2.3	the right to an equal share in the distribution of the surplus assets of the Company; and

7.2.4	such other rights and restrictions as set out in the Articles of Association attaching to such shares.

8	REGISTERED SHARES ONLY

Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

9	AMENDMENTS TO THIS MEMORANDUM AND THE ARTICLES

9.1	Subject to the provisions of the Act, the directors or members may from time to time amend this Memorandum or the Articles by Resolution of Directors or Resolution of Members. The directors shall give notice of such resolution to the registered agent of the Company, for the registered agent to file with the Registrar a notice of the amendment to this Memorandum or the Articles, or a restated memorandum and articles of association incorporating the amendment(s) made, and any such amendment(s) to this Memorandum or the Articles will take effect from the date of the registration by the Registrar of the notice of amendment or restated memorandum and articles of association incorporating the amendment(s) made.

9.2	Notwithstanding any provision to the contrary in this Memorandum or the Articles, the

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directors shall not have the power to amend this Memorandum or the Articles:

9.2.1	to restrict the rights or powers of the members to amend this Memorandum or the Articles;

9.2.2	to change the percentage of members required to pass a resolution to amend this Memorandum or the Articles; or

9.2.3	in circumstances where this Memorandum or the Articles cannot be amended by the members.

9.3	A change of registered office or registered agent shall not constitute an amendment of this Memorandum or the Articles.

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10	DEFINITIONS AND INTERPRETATION

10.1	In this memorandum of association and the articles of association of the Company:

"Act"	means the BVI Business Companies Act, 2004;
“Affiliate”	Means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
"Articles"	means the Company’s article or association, and "Article" shall be construed accordingly;
“Class A Member”	means the holder of a Class A share or shares.
“Class B Member”	means the holder of a Class B share or shares.
“Control”

means the possession, direct or indirect of the

power to direct or cause the direction of the

management and policies of a person, whether

through the ownership of voting securities, by

contract, or otherwise.

"Memorandum"	means the Company’s memorandum of association;
“Members”	means the holders of the Class A and B shares collectively.
"Registrar"	means the Registrar of Corporate Affairs appointed under the Act;
"Resolution of Directors"

means either:

(a)    a resolution approved at a duly constituted meeting of directors of the Company by a majority of the votes cast by directors who are present in person or by alternate at the meeting in accordance with the Articles; or

(b)    a resolution consented to in writing by or on behalf of a majority of the directors of the Company in accordance with the Articles;

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"Resolution of Members"

means either:

(a)    a resolution passed at a meeting of members either on a show of hands or by a poll in accordance with the Articles; or

(b)    a resolution duly consented to in writing members representing a majority of the votes of shares entitled to vote on the resolution in accordance with this Memorandum and the Articles.

10.2	In this Memorandum and the Articles:

10.2.1	words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall include the plural and vice versa, the masculine shall include the feminine and the neuter and references to persons shall include corporations and all entities capable of having a legal existence;

10.2.2	reference to a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

10.2.3	the headings are for convenience only and shall not affect the construction of this Memorandum or the Articles;

10.2.4	reference to a thing being "written" or "in writing" includes all forms of writing, including all electronic records which, in the determination of the directors, satisfy the requirements of the Electronic Transactions Act, 2001;

10.2.5	reference to a thing being "signed" or to a person's "signature" shall include reference to an electronic signature which, in the determination of the directors, satisfies the requirements of the Electronic Transactions Act, 2001, and reference to the Company's "seal" shall include reference to an electronic seal which, in the determination of the directors, satisfies the requirements of the Electronic Transactions Act, 2001.

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We, AMS Trustees Limited of Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 11th day of July, 2016.

Incorporator

/s/ Alicia Davis and Viola Salomon
Alicia Davis and Viola Salomon

Authorised Signatories

AMS Trustees Limited

Sea Meadow House

Blackburne Highway

P. O. Box 116

Road Town, Tortola

British Virgin Islands

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